STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE





                  I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "FOCAL SURGERY, INC.", FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF OCTOBER, A.D. 1992, AT 10 O'CLOCK A.M.


                                     SEALED






                                                           /s/  Edward J. Freel
                                            Edward J. Freel, Secretary of State



2313347     8100
981104690
                                                      AUTHENTICATION:  8981524
                                                             DATE:    03-19-98

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10: am 10/21/1992
7322955004 - 2313347



                         CERTIFICATE OF INCORPORATION OF
                               FOCAL SURGERY, INC.


                                    ARTICLE I

                           The name of this corporation is Focal Surgery, Inc.

                                   ARTICLE II

          The address of the registered office of the corporation in the State of Delaware is 1209 Orange Street, in the city of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

         The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

         This corporation is authorized to issue one class of stock to be designated "Common Stock". The total number of shares of Common Stock which the corporation is authorized to issue is One Million (1,000,000) shares, par value $.0001 per share.

                                    ARTICLE V

         The name and mailing address of the incorporator is Louise D. Moore, Brobeck, Phleger & Harrison, Two Embarcadero Place, 2200 Geng Road, Palo Alto, California 94303.

                                   ARTICLE VI

         Except as otherwise provided in this Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the corporation.

                                   ARTICLE VII

         The number of directors of the corporation shall be fixed from time to time by a bylaw or amendment thereof duly adopted by the Board of Directors or by the stockholders.







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10/20/92

                                  ARTICLE VIII

                  Elections of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

                                   ARTICLE IX

                  Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the corporation.

                                    ARTICLE X

                  A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i)
          for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporation action further eliminating or limiting the personal liability of directors then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.

                  Any repeal or modification of the foregoing provisions of this
         Article X by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

                                   ARTICLE XI

                  The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.


                  IN  WITNESS   WHEREOF,   the   undersigned   has  signed  this
          Certificate this 20th day of October, 1992.


                                                            /s/ Louise D. Moore
                                                            Louise D. Moore
                                                            Incorporator









                                       2.